Exhibit 99.1

WYNDHAM HOTELS & RESORTS REPORTS STRONG SECOND QUARTER RESULTS

Company Raises Full-Year 2026 Outlook
Grows System Size by 4% and Development Pipeline by 4%
PARSIPPANY, N.J., July 22, 2026 - Wyndham Hotels & Resorts (NYSE: WH) today announced results for the three months ended June 30, 2026. Highlights include:
•U.S. RevPAR grew 2% year-over-year.
•System-wide rooms grew 4% year-over-year, excluding insolvent Revo Hospitality Group ("Revo") rooms.
•Development pipeline grew 4% year-over-year, excluding Revo, to a record of approximately 261,000 rooms, carrying a FeePAR premium of approximately 30% to existing domestic and international systems.
•Net income increased 17% year-over-year to $102 million; adjusted net income increased 8% year-over-year to $111 million, or flat on a comparable basis.
•Diluted EPS grew 20% to $1.36 and adjusted diluted EPS grew 11% year-over-year to $1.48, or 3% higher on a comparable basis.
•Adjusted EBITDA increased 9% year-over-year to $212 million, or 3% higher on a comparable basis.
•Net cash provided by operating activities increased 30% to $91 million and adjusted free cash flow increased 19% to $105 million.
•Returned $86 million to shareholders through $54 million of share repurchases and quarterly cash dividends of $0.43 per share.
"Our solid second-quarter results reflect the continued strength of Wyndham's asset-light, fee-based business, bolstered by system expansion, higher ancillary revenues and accelerating U.S. RevPAR growth that exceeded our expectations — delivering comparable-basis adjusted EBITDA growth of 3%," said Geoff Ballotti, President and Chief Executive Officer. "Record second quarter openings focused on higher FeePAR hotels in the midscale and above segments, demonstrate franchisees' continued confidence in our brands and Wyndham's compelling 'Owner First' value proposition. As domestic RevPAR trends, net rooms growth, global pipeline development and ancillary revenue streams continue to strengthen, we remain confident in our ability to deliver sustainable long-term growth and create meaningful value for our shareholders, franchisees, and guests.”

System Size and Development

	Rooms
	June 30, 2026	June 30, 2025	% Change
United States	501,100	503,300	—%
International	372,300	343,400	8%
Global	873,400	846,700	3%
Global ex. Revo	853,600	824,200	4%
During the preparation of its year-end 2025 financial statements, the Company learned that Revo, a large European franchisee, had filed for insolvency proceedings under self-administration for most of its operating entities. The Company removed all Revo-related revenue recognition from its 2026 outlook and reported results given the uncertainty on expected outcomes and collectability. In addition, the Company's 2026 net room growth outlook also excluded any impact associated with Revo's ongoing insolvency and, as such, the Company's global net room growth metrics are also presented excluding Revo-related rooms.
The Company's global system, excluding Revo, grew 4%. The Company's U.S. system grew 10 basis points sequentially and was flat year-over-year. International growth of 10% year-over-year, excluding Revo, included 12% direct-franchised growth in the Company's Asia Pacific region and 11% growth in the Company's higher RevPAR EMEA and Latin America regions.
As of June 30, 2026, the Company's global development pipeline increased 4% vs. prior-year, excluding Revo, to a record-high of approximately 261,000 rooms and over 2,200 hotels. Key highlights of the Company's pipeline include:
•2% growth in the U.S. and 5% growth internationally, excluding Revo
•Approximately 69% is in the midscale and above segments
•Approximately 17% is in the extended stay segment
•Approximately 42% is in the U.S.
•Approximately 78% is new construction and approximately 35% of these projects have broken ground; rooms under construction grew 4% year-over-year
•Approximately 30% FeePAR premium compared to existing domestic and international systems
RevPAR

	Second Quarter 2026	YOY Constant Currency % Change
United States	$54.50	2%
International	37.31	(6%)
Global	$47.01	(1%)

Second quarter global RevPAR decreased 1% in constant currency compared to 2025, reflecting 2% growth in the U.S. and a 6% decline internationally.
In the U.S., RevPAR improved 2% both year-over-year and sequentially, reflecting improved occupancy and ADR levels. Overall, U.S. RevPAR results were primarily driven by continued strength across the Midwest and both sequential and year-over-year growth in Texas, Florida and California.
Internationally, constant currency growth of 2% in Canada reflected sustained pricing power, while growth of 5% in Southeast Asia and the Pacific Rim primarily reflected improved demand. Growth in those regions was more than offset in Latin America, which declined 7% year-over-year primarily due to lower U.S. cross-border demand in Mexico, EMEA, which declined 6% year-over-year largely driven by the geopolitical conflict in the Middle East as well as softness in the performance of Revo hotels in its insolvency, and China, which declined by 5% year-over-year primarily due to continued deflationary pricing pressure.
Operating Results
The comparability of the Company’s second quarter results is impacted by marketing fund variability. The Company’s reported results and comparable basis results (adjusted to neutralize these impacts) are presented below to enhance transparency and provide a better understanding of the results of the Company’s ongoing operations.

	Net revenues	Net income(a)	Adjusted EBITDA	Reported diluted EPS(a)	Adjusted diluted EPS(a)
2025 reported	$397	$87	$195	$1.13	$1.33

2026 reported	375	102	212	1.36	1.48
Change	(22)	15	17	0.23	0.15
Less: Marketing fund variability	n/a	8	11	0.11	0.11
Comparable basis growth	$(22)	$7	$6	$0.12	$0.04

NOTE: Growth rates may not recalculate due to rounding; see Table 7 for a reconciliation of non-GAAP metrics and Table 9 for definitions.
(a)    Includes estimated tax impact of marketing fund variability.

•Net revenues declined 6% to $375 million compared to $397 million in the second quarter of 2025, reflecting the absence of pass-through revenues due to the Company's global franchisee conference in May 2025. In addition, the decline reflected lower other franchise fees and the deferral of fees from Revo, which was partially offset by higher ancillary revenues, EBITDA-neutral revenues from the two Revo hotels the Company took possession of and global net rooms growth, excluding Revo, of 4%.
•Net income increased 17% to $102 million compared to $87 million in the second quarter of 2025, primarily reflecting higher adjusted EBITDA and lower restructuring and other-related costs, partially offset by increased interest expense. Adjusted net income grew 8% to $111 million compared to $103 million in the second quarter of 2025.
•Adjusted EBITDA increased 9% to $212 million compared to $195 million in the second quarter of 2025. This increase included a $11 million favorable impact from marketing fund variability, excluding which adjusted EBITDA increased 3% on a comparable basis, primarily reflecting lower general and administrative expenses driven largely by insurance recoveries, the timing of variable costs and higher ancillary revenues, partially offset by a decline in other franchise fees and the deferral of fees from Revo.
•Diluted EPS grew 20% to $1.36 compared to $1.13 in the second quarter of 2025, which reflects higher net income and the benefit of a lower share count due to share repurchase activity.
•Adjusted diluted EPS increased 11% to $1.48 compared to $1.33 in the second quarter of 2025. This increase included a favorable impact of $0.11 per share related to marketing fund variability (after estimated taxes). On a comparable basis, adjusted diluted EPS increased approximately 3% year-over-year primarily reflecting a comparable basis increase in adjusted EBITDA and the benefit of share repurchase activity, partially offset by increased interest expense.
Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.
Balance Sheet and Liquidity
The Company generated $91 million of net cash provided by operating activities and $105 million of free cash flow in the second quarter 2026. The Company ended the quarter with a cash balance of $69 million and $1.0 billion in total liquidity.
The Company’s net debt leverage ratio at June 30, 2026 was 3.5 times, at the midpoint of the Company’s 3-to-4 times stated target range and in-line with expectations.
Share Repurchases and Dividends
During the second quarter, the Company repurchased approximately 657,000 shares of its common stock for $54 million.
The Company paid common stock dividends of $32 million, or $0.43 per share, during the second quarter 2026.
Outlook
The Company is updating its full-year outlook as follows:

	Updated Outlook	Prior Outlook
Year-over-year rooms growth (a)	4.0% - 4.5%	4.0% - 4.5%
Year-over-year global RevPAR growth (b)	0.0% - 1.0%	(1.0%) - 1.0%
Net revenues (c)	$1.48 - $1.50 billion	$1.47 - $1.50 billion
Adjusted EBITDA (d)	$735 - $745 million	$730 - $745 million
Adjusted net income	$355 - $365 million	$351 - $365 million
Adjusted diluted EPS	$4.71 - $4.83	$4.62 - $4.80
Free cash flow conversion rate	55% - 60%	55% - 60%

(a)    Excludes any potential room termination impact associated with Revo's ongoing insolvency.
(b)    Represents constant currency basis; on a reported basis, which includes foreign currency impacts, would be 0.0% - 1.0%. The Company's prior outlook for second half domestic RevPAR of approximately 0% has been increased to approximately 2% in the Company's updated outlook.

(c)    Includes approximately $10 million of net revenues from the two hotels that the Company foreclosed on and took ownership of as part of Revo's ongoing insolvency.
(d)    Includes the effects of the deferral of $12 million of royalties and franchise fees from Revo and the inclusion of $15 million of previously disclosed one-time variable cost reductions made in 2025; excluding which comparable basis growth rate would be 5% - 7%.
The Company expects marketing fund revenues to roughly equal expenses during full-year 2026 though seasonality of spend will affect the quarterly comparisons throughout the year.
More detailed projections are available in Table 8 of this press release. The Company is providing certain financial metrics only on a non-GAAP basis because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all of the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.
Conference Call Information
Wyndham Hotels will hold a conference call with investors to discuss the Company’s results and outlook on Thursday, July 23, 2026 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at https://investor.wyndhamhotels.com. The conference call may also be accessed by dialing 800 343-4136 and providing the passcode “Wyndham”. Listeners are urged to call at least five minutes prior to the scheduled start time. An archive of this webcast will be available on the website beginning at noon ET on July 23, 2026. A telephone replay will be available for approximately ten days beginning at noon ET on July 23, 2026 at 800 839-5247.
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. The Company uses these measures internally to assess its operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.
About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is one of the world’s largest hotel franchising companies with approximately 8,400 hotels across approximately 100 countries on six continents. Through its network of over 873,000 franchised and affiliated rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 25 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, ECHO Suites®, Registry Collection Hotels®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers over 126 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit https://investor.wyndhamhotels.com. The Company may use its website and social media channels as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company's website in the Investors section, which can currently be accessed at https://investor.wyndhamhotels.com or on the Company's social media channels, including the Company's LinkedIn account which can currently be accessed at https://www.linkedin.com/company/wyndhamhotels. Accordingly, investors should monitor this section of the Company's website and the Company's social media channels in addition to following the Company's press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the federal securities laws, including statements related to Wyndham's current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures, share repurchases and dividends and restructuring charges. Forward-looking statements are any statements other than statements of historical fact, including those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "predict," "intend," "goal," "future," "forward," "remain," "confident," "outlook," "guidance," "target," "objective," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures, which may impact decisions by consumers and businesses to use travel accommodations; global trade disputes, including with China; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham's relationships with franchisees; the ability of franchisees to pay back loans owed to Wyndham; the impact of prior or any future impairment charges related to the credit Wyndham extends to its franchisees; the impact of war, terrorist activity, political instability or political strife; global or regional health crises or pandemics including the resulting impact on Wyndham's business, operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; Wyndham's ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham's ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham's ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. These risks and uncertainties are not the only ones Wyndham may face and additional risks may arise or become material in the future.

Wyndham undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.
# # #

Contacts Investors: Matt Capuzzi Senior Vice President, Head of FP&A and Investor Relations 973 753-6453 ir@wyndham.com	Media: Maire Griffin Senior Vice President, Global Communications 973 753-6590 WyndhamHotelsNews@wyndham.com

Table 1
WYNDHAM HOTELS & RESORTS
INCOME STATEMENT
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues
Royalties and franchise fees	$139	$147	$253	$272
Marketing, reservation and loyalty	145	165	267	281
Management and other fees	5	2	9	5
License and other fees	32	33	62	60
Other	54	50	111	95
Net revenues	375	397	702	713

Expenses
Marketing, reservation and loyalty	131	162	262	300
Operating	26	25	50	45
General and administrative	24	31	59	61
Depreciation and amortization	15	15	31	31
Restructuring and other-related	5	13	10	13
Transaction-related	—	1	3	1
Separation-related	—	—	(1)	—
Total expenses	201	247	414	451

Operating income	174	150	288	262
Interest expense, net	36	34	71	68

Income before income taxes	138	116	217	194
Provision for income taxes	36	29	54	45
Net income	$102	$87	$163	$149

Earnings per share
Basic	$1.37	$1.13	$2.17	$1.92
Diluted	1.36	1.13	2.16	1.90

Weighted average shares outstanding
Basic	75.0	77.0	75.2	77.5
Diluted	75.2	77.4	75.5	78.0

NOTE: As a result of the Company's exit of its U.S. management business, it has not recorded cost reimbursement revenues and expenses to account for U.S. managed employees' payroll costs since full-year 2024. Therefore, the Company is no longer separately disclosing fee-related and other revenues within net revenues for comparative year-over-year purposes in its reported and outlook results.

Table 2
WYNDHAM HOTELS & RESORTS
HISTORICAL REVENUE AND ADJUSTED EBITDA BY SEGMENT

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising
Net revenues
2026	$327	$375	n/a	n/a	n/a
2025	$316	$397	$382	$334	$1,429
Adjusted EBITDA
2026	$174	$225	n/a	n/a	n/a
2025	$161	$214	$228	$178	$781

Corporate
Net revenues
2026	$—	$—	n/a	n/a	n/a
2025	$—	$—	$—	$—	$—
Adjusted EBITDA
2026	$(18)	$(13)	n/a	n/a	n/a
2025	$(16)	$(19)	$(15)	$(13)	$(63)

Total Company
Net revenues
2026	$327	$375	n/a	n/a	n/a
2025	$316	$397	$382	$334	$1,429
Net income/(loss)
2026	$61	$102	n/a	n/a	n/a
2025	$61	$87	$105	$(60)	$193
Adjusted EBITDA
2026	$156	$212	n/a	n/a	n/a
2025	$145	$195	$213	$165	$718

NOTE: Amounts may not add across due to rounding. See Table 7 for reconciliations of Total Company non-GAAP measures and Table 9 for definitions.

Table 3
WYNDHAM HOTELS & RESORTS
CONDENSED CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$163	$149
Depreciation and amortization	31	31
Payments of development advance notes, net	(57)	(51)
Working capital and other, net	(4)	—
Net cash provided by operating activities	133	129
Investing activities
Property and equipment additions	(21)	(19)
Loan advances, net	(1)	(52)
Net cash used in investing activities	(22)	(71)
Financing activities
Proceeds from long-term debt	762	242
Payments of long-term debt	(654)	(129)
Dividends to shareholders	(66)	(65)
Repurchases of common stock	(107)	(153)
Other, net	(20)	(17)
Net cash used in financing activities	(85)	(122)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1)	1
Net increase/(decrease) in cash, cash equivalents and restricted cash	25	(63)
Cash, cash equivalents and restricted cash, beginning of period	64	113
Cash, cash equivalents and restricted cash, end of period	$89	$50

Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$91	$70	$133	$129
Less: Property and equipment additions	(14)	(12)	(21)	(19)
Plus: Payments of development advance notes, net	28	23	57	51
Free cash flow	105	81	169	161
Plus: Adjusting items (a)	—	7	—	7
Adjusted free cash flow	$105	$88	$169	$168

(a)    Represents separation-related net tax payments.

Table 4
WYNDHAM HOTELS & RESORTS
BALANCE SHEET SUMMARY AND DEBT
(In millions)
(Unaudited)

		As of June 30, 2026	As of December 31, 2025
Assets
Cash and cash equivalents		$69	$64
Trade receivables, net		331	291
Property and equipment, net		148	104
Goodwill and intangible assets, net		3,002	3,015
Other current and non-current assets		782	708
Total assets		$4,332	$4,182

Liabilities and stockholders' equity
Total debt		$2,675	$2,560
Other current liabilities		480	462
Deferred income tax liabilities		268	271
Other non-current liabilities		429	421
Total liabilities		3,852	3,714
Total stockholders' equity		480	468
Total liabilities and stockholders' equity		$4,332	$4,182

The Company's outstanding debt was as follows:
	Weighted Average Interest Rate (a)	As of June 30, 2026	As of December 31, 2025
$1.0 billion revolving credit facility (due October 2030)	5.0%	$27	$224
$1.5 billion term loan B (due May 2030)	5.4%	1,495	1,502
$650 million 5.625% senior unsecured notes (due March 2033)	5.6%	641	—
$500 million 4.375% senior unsecured notes (due August 2028)	4.4%	498	497
$400 million term loan A (due April 2027)		—	337
Other debt (b)	2.2%	14	—
Total debt	5.2%	2,675	2,560
Cash and cash equivalents		69	64
Net debt		$2,606	$2,496
Net debt leverage ratio		3.5x	3.5x

(a)    Represents weighted average interest rates for the second quarter 2026, including the effects of hedging.
(b)    Represents mortgages associated with the two hotels that the Company foreclosed on and took ownership of as part of Revo's ongoing insolvency.

The Company's outstanding debt as of June 30, 2026 matures as follows:
Amount
Within 1 year	$23
Between 1 and 2 years	21
Between 2 and 3 years	513
Between 3 and 4 years	16
Between 4 and 5 years	1,461
Thereafter	641
Total	$2,675

Table 5
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Six Months Ended June 30,
	2026	2025	Change	% Change
Beginning Room Count (January 1)
United States	505,100	501,800	3,300	1%
International	363,800	333,900	29,900	9
Global	868,900	835,700	33,200	4

Additions
United States	14,900	13,800	1,100	8
International	16,800	16,700	100	1
Global	31,700	30,500	1,200	4

Deletions
United States	(18,900)	(12,300)	(6,600)	(54)
International (a)	(8,300)	(7,200)	(1,100)	(15)
Global (a)	(27,200)	(19,500)	(7,700)	(39)

Ending Room Count (June 30)
United States	501,100	503,300	(2,200)	—
International	372,300	343,400	28,900	8
Global	873,400	846,700	26,700	3

Global ex. Revo	853,600	824,200	29,400	4%

	As of June 30,				FY 2025 Royalty Contribution
	2026	2025	Change	% Change
System Size
United States
Economy	216,600	224,200	(7,600)	(3%)
Midscale and Above	284,500	279,100	5,400	2
Total United States	501,100	503,300	(2,200)	—%	77%

International
Greater China	138,600	122,500	16,100	13%	4
Rest of Asia Pacific	45,200	41,200	4,000	10	2
Europe, the Middle East and Africa	99,200	94,900	4,300	5	8
Canada	38,800	39,800	(1,000)	(3)	6
Latin America	50,500	45,000	5,500	12	3
Total International	372,300	343,400	28,900	8%	23

Global	873,400	846,700	26,700	3%	100%

Global ex. Revo	853,600	824,200	29,400	4%

NOTE: Global, International and Greater China rooms exclude all rooms associated with the Company's Super 8 master licensee in China in both periods.
(a)    Includes deletions of approximately 2,300 and 700 Revo-related rooms during six months ended June 30, 2026 and 2025, respectively.

Table 5 (continued)
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended June 30, 2026	Constant Currency % Change (b)
Regional RevPAR Growth
United States
Economy	$43.48	1%
Midscale and Upper Midscale	62.36	3
Upscale and Above	91.85	(5)
Total United States	$54.50	2%

International
Greater China (a)	$16.43	(5%)
Rest of Asia Pacific	28.78	5
Europe, the Middle East and Africa	57.19	(6)
Canada	61.49	2
Latin America	50.99	(7)
Total International (a)	$37.31	(6%)

Global (a)	$47.01	(1%)

	Three Months Ended June 30,
	2026	2025	% Change (c)
Average Royalty Rate
United States	4.8%	4.7%	2 bps
International (a)	2.4%	2.6%	(24 bps)
Global (a)	4.0%	4.0%	(7 bps)

	Six Months Ended June 30, 2026	Constant Currency % Change (b)
Regional RevPAR Growth
United States
Economy	$38.23	—%
Midscale and Upper Midscale	55.40	2
Upscale and Above	86.16	(3)
Total United States	$48.39	1%

International
Greater China (a)	$16.14	(5%)
Rest of Asia Pacific	32.48	5
Europe, the Middle East and Africa	50.80	(4)
Canada	53.14	4
Latin America	54.18	(6)
Total International (a)	$35.51	(4%)

Global (a)	$42.79	(1%)

	Six Months Ended June 30,
	2026	2025	% Change (c)
Average Royalty Rate
United States	4.8%	4.7%	1 bp
International (a)	2.4%	2.6%	(22 bps)
Global (a)	3.9%	4.0%	(10 bps)

(a)    Excludes the impact from all rooms associated with the Company's Super 8 master licensee in China. Additionally, reflects the impact of the Company's deferral of revenues from Revo, which unfavorably impacted the Company's second quarter international and global average royalty rates by 37 bps and 10 bps, respectively, and year-to-date international and global average royalty rates by 39 bps and 13 bps, respectively.
(b)    International and global exclude the impact of currency exchange movements.
(c)    Amounts may not recalculate due to rounding.

Table 6
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR, ROYALTY RATE AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2026	$38.53	$47.01	n/a	n/a	n/a
2025	$38.44	$47.55	$50.05	$40.36	$44.12
U.S. RevPAR
2026	$42.25	$54.50	n/a	n/a	n/a
2025	$42.37	$53.32	$55.07	$42.91	$48.44
International RevPAR
2026	$33.69	$37.31	n/a	n/a	n/a
2025	$32.81	$39.45	$43.11	$36.96	$38.13
Global Royalty Rate
2026	3.9%	4.0%	n/a	n/a	n/a
2025	4.0%	4.0%	4.0%	3.8%	4.0%
U.S. Royalty Rate
2026	4.8%	4.8%	n/a	n/a	n/a
2025	4.8%	4.7%	4.8%	4.7%	4.8%
International Royalty Rate
2026	2.4%	2.4%	n/a	n/a	n/a
2025	2.6%	2.6%	2.6%	2.3%	2.5%
Global Rooms (a)
2026	869,300	873,400	n/a	n/a	n/a
2025	839,900	846,700	855,400	868,900	868,900
U.S. Rooms
2026	500,700	501,100	n/a	n/a	n/a
2025	502,600	503,300	503,400	505,100	505,100
International Rooms
2026	368,600	372,300	n/a	n/a	n/a
2025	337,300	343,400	352,000	363,800	363,800

NOTE: Data excludes the impact from all rooms associated with the Company's Super 8 master licensee in China in all periods.
(a)    The following table represents global rooms excluding Revo:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Global Rooms ex. Revo
2026	848,000	853,600	n/a	n/a	n/a
2025	817,400	824,200	833,200	846,800	846,800

Table 7
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. The Company believes that adjusted EBITDA, adjusted net income and adjusted diluted EPS financial measures provide useful information to investors about the Company and its financial condition and results of operations because these measures are used by its management team to evaluate its operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in its industry. These measures also assist the Company's investors in evaluating its ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in the Company's view do not necessarily reflect ongoing performance. The Company also internally uses these measures to assess its operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered in isolation or as a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP and may not be comparable to similarly-titled measures used by other companies.

Reconciliation of Net Income/(Loss) to Adjusted EBITDA:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2026
Net income	$61	$102
Provision for income taxes	19	36
Depreciation and amortization	16	15
Interest expense, net	34	36
Stock-based compensation	9	8
Development advance notes amortization	8	9
Restructuring and other-related (a)	5	5
Revo-related (b)	2	1
Transaction-related (c)	3	—
Separation-related (d)	(1)	—
Adjusted EBITDA	$156	$212

2025
Net income/(loss)	$61	$87	$105	$(60)	$193
Provision/(benefit) for income taxes	18	29	37	(12)	70
Depreciation and amortization	15	15	15	16	62
Interest expense, net	33	34	36	36	139
Stock-based compensation	9	8	8	14	41
Development advance notes amortization	7	8	8	9	32
Impairment (e)	—	—	—	86	86
Revo-related (b)	—	—	—	74	74
Restructuring and other-related (a)	—	13	2	2	18
Transaction-related (c)	1	1	1	—	2
Separation-related (d)	1	—	—	—	1
Foreign currency impact of highly inflationary countries (f)	—	—	1	—	—
Adjusted EBITDA	$145	$195	$213	$165	$718

NOTE: Amounts may not add due to rounding.
(a)    2026 amounts primarily consist of employee-related costs in connection with a restructuring plan. 2025 amounts primarily consist of employee-related costs and real estate costs related to a call center closure in connection with a restructuring plan.
(b)    2026 amounts consist of professional fees associated with Revo's ongoing insolvency, which is reflected in general and administrative expenses on the Condensed Consolidated Statements of Income. 2025 amount represents a provision for accounts and loans receivable from Revo, which is reflected in operating expenses on the Condensed Consolidated Statements of Income.
(c)    Represents costs related to corporate transactions, including the Company's defense of an unsuccessful hostile takeover attempt and the Company's issuance of 5.625% senior unsecured notes.
(d)    Represents (income)/costs associated with the Company's spin-off from Wyndham Worldwide.
(e)    Represents an impairment of development advance notes and intangible assets related to Revo.
(f)    Relates to the foreign currency impact from hyper-inflation, primarily in Argentina, which is reflected in operating expenses on the Condensed Consolidated Statements of Income.

Table 7 (continued)
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Diluted EPS	$1.36	$1.13	$2.16	$1.90

Net income	$102	$87	$163	$149

Adjustments:
Acquisition-related amortization (a)	6	7	13	14
Restructuring and other-related	5	13	10	13
Transaction-related	—	1	3	1
Revo-related	1	—	3	—
Separation-related	—	—	(1)	—
Foreign currency impact of highly inflationary countries	—	—	—	1
Total adjustments before tax	12	21	28	29
Income tax provision (b)	3	5	7	7
Total adjustments after tax	9	16	21	22
Adjusted net income	$111	$103	$184	$171
Adjustments - EPS impact	0.12	0.20	0.28	0.29
Adjusted diluted EPS	$1.48	$1.33	$2.44	$2.19

Diluted weighted average shares outstanding	75.2	77.4	75.5	78.0

(a)    Reflected in depreciation and amortization on the Condensed Consolidated Statements of Income.
(b)    Reflects the estimated tax effects of the adjustments.

Table 8
WYNDHAM HOTELS & RESORTS
2026 OUTLOOK
As of July 22, 2026
(In millions, except per share data)

2026
Net revenues	$1,475 – 1,495
Adjusted EBITDA (a)	735 – 745
Depreciation and amortization expense (b)	36 – 38
Development advance notes amortization expense	35 – 37
Stock-based compensation expense	41 – 43
Interest expense, net	144 – 146
Adjusted income before income taxes	473 – 487
Income tax expense (c)	118 – 122
Adjusted net income	$355 – 365

Adjusted diluted EPS	$4.71 – 4.83

Diluted shares (d)	75.4

Capital expenditures	$40 – 45
Development advance notes	Approx. $110

Free cash flow conversion rate	~55 - 60%

Year-over-Year Growth
Global RevPAR (e)	0.0% – 1.0%
Number of rooms (f)	4.0% – 4.5%

(a)    Includes the effects of the deferral of $12 million of royalties and franchise fees from Revo and the inclusion of $15 million of previously disclosed one-time variable cost reductions made in 2025; excluding which comparable basis growth rates would be 5% - 7%.
(b)    Excludes amortization of acquisition-related intangible assets of approximately $25 million.
(c)    Outlook assumes an effective tax rate of approximately 25%.
(d)    Excludes the impact of any share repurchases after June 30, 2026.
(e)    Represents constant currency basis; on a reported basis, which includes foreign currency impacts, would be 0.0% - 1.0%. The Company's prior outlook for second half domestic RevPAR of 0% has been increased to ~2% in the Company's updated outlook.
(f) Excludes any potential room termination impact associated with Revo's ongoing insolvency.
To assist with modeling, each 1% change in RevPAR equates to an approximate $10 million impact to net revenues and $4 million to adjusted EBITDA. If a significant pullback in demand were to materialize beyond the Company's current assumptions, actual results could fall below these estimates.
In determining adjusted EBITDA, interest expense, net, adjusted income before income taxes, adjusted net income, adjusted diluted EPS and free cash flow conversion rate, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company is providing these measures on a non-GAAP basis only because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Table 9
WYNDHAM HOTELS & RESORTS
DEFINITIONS
Adjusted Net Income and Adjusted Diluted EPS: Represents net income and diluted earnings per share ("EPS") excluding acquisition-related amortization, impairment and other-related charges (including Revo-related charges), significant accelerated depreciation, restructuring and other-related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries and special tax items. The Company calculates the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income excluding net interest expense, depreciation and amortization, early extinguishment of debt charges, impairment and other-related charges (including Revo-related charges), restructuring and other-related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries, stock-based compensation expense, income taxes and development advance notes amortization. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Adjusted Free Cash Flow: Represents free cash flow excluding payments related to separation-related items.
Ancillary Revenues: Represents the summation of the license and other fees line item and other revenues line item per the income statement.
Average Daily Rate (ADR): Represents the average rate charged for renting a Room for one day.
Average Occupancy Rate: Represents the percentage of available Rooms occupied during the period.
Comparable Basis: Represents a comparison eliminating Marketing Fund Variability.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
FeePAR: Represents annual royalties per franchised Room and is calculated by dividing total annual royalty revenue of the Company's franchised hotels by the number of franchised Rooms in its system size.
Free Cash Flow: Reflects net cash provided by operating activities excluding development advances, less capital expenditures. The Company believes free cash flow to be a useful operating performance measure to it and investors. This measure helps the Company and investors evaluate its ability to generate cash beyond what is needed to fund capital expenditures, debt service and other obligations. Notwithstanding cash on hand and incremental borrowing capacity, free cash flow reflects the Company’s ability to grow its business through investments and acquisitions, as well as its ability to return cash to shareholders through dividends and share repurchases or even to delever. Free cash flow is not a representation of how the Company will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.
Free Cash Flow Conversion Rate: Represents the percentage of adjusted EBITDA that is converted to free cash flow and provides insights into how efficiently the Company is able to turn profits into cash available for use, such as for investments (including development advance notes), debt reduction, dividends or share repurchases.
Marketing Fund Variability: Relates to the quarterly timing variances from the Company's marketing funds. The Company's franchise agreements require the payment of marketing and reservation fees, and in accordance with these franchise agreements, the Company is generally contractually obligated to expend such fees for the benefit of each of its brands over time. Marketing and reservation fees earned are generally highest during the summer season when the franchised hotels have the highest occupancy and daily rates, while marketing and reservation expenses are generally highest during the first half of the year in an effort to drive higher occupancy in the summer months. Accordingly, the seasonality of the marketing and reservation revenues and expenses results in adjusted EBITDA variability during the quarters throughout the year but are designed such that, in the long-term, the Company’s marketing funds are expected to break even.
Net Debt Leverage Ratio: Calculated by dividing total debt less cash and cash equivalents by trailing twelve months adjusted EBITDA.
RevPAR: Represents revenue per available franchised or managed/owned Room and is calculated by multiplying average occupancy rate by ADR.
Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements, excluding all rooms associated with the Company's Super 8 master licensee in China, (ii) Company-owned, and (iii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.
Royalty Rate: Represents the average royalty rate earned on the Company's franchised Rooms and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.